Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2016

Fourth Quarter Highlights:

•

Net loss was $4,892 million, or $15.65 per common share, compared with a net loss of $1,821 million, or $6.43 per common share in the fourth quarter of 2015; Fourth quarter 2016 results include a noncash accounting charge of $3,749 million on deferred tax assets and other after-tax charges totaling $838 million

•	Adjusted net loss was $305 million, or $1.01 per common share, compared with an adjusted net loss of $396 million, or $1.40 per common share in the fourth quarter of 2015
•	Oil and gas production was 311,000 barrels of oil equivalent per day (boepd) compared to 368,000 boepd in the fourth quarter of 2015
•	E&P capital and exploratory expenditures were $414 million. Full year E&P capital and exploratory expenditures were $1.9 billion, down 54 percent from $4.0 billion in 2015
•	Confirmed a second oil discovery on the Stabroek Block, offshore Guyana (Hess 30 percent) at the Payara-1 well located approximately 10 miles northwest of the Liza discovery
•	Year-end 2016 cash and cash equivalents totaled $2.7 billion
•	Year-end total proved reserves were 1,109 million barrels of oil equivalent (boe), reserve replacement was 119 percent for 2016 at a finding and development cost of approximately $13 per boe

2017 Guidance:

•	E&P capital and exploratory expenditures are expected to be $2.25 billion, up from $1.9 billion in 2016
•	Oil and gas production excluding Libya is forecast to be in the range of 300,000 to 310,000 boepd compared to full year 2016 net production of 321,000 boepd

NEW YORK, January 25, 2017, — Hess Corporation (NYSE: HES) today reported a net loss of $4,892 million, or $15.65 per common share, in the fourth quarter of 2016 compared with a net loss of

$1,821 million, or $6.43 per common share, in the fourth quarter of 2015.  Fourth quarter 2016 results include a noncash accounting charge of $3,749 million on deferred tax assets.  This financial reporting requirement has no cash flow or economic impact.  Fourth quarter results also include an after-tax charge of $693 million to impair our Equus natural gas project, offshore the North West Shelf of Australia, and other after-tax charges totaling $145 million.  Excluding items affecting comparability between periods, fourth quarter 2016 net loss was $305 million, or $1.01 per common share, compared to a net loss of $396 million, or $1.40 per share in the fourth quarter of 2015.  The adjusted fourth quarter 2016 results reflect higher realized crude oil selling prices and improved total production unit costs.

“We see 2017 as the start of an exciting new chapter of value-driven growth for our company and our shareholders,” Chief Executive Officer John Hess said. “We are increasing activity in the Bakken, our two offshore developments at North Malay Basin in the Gulf of Thailand and Stampede in the Gulf of Mexico are on track to come online in 2017 and 2018, and the Liza Field in Guyana is one of the industry’s largest oil discoveries in the last 10 years.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(3,950)	$(1,713)	$(4,963)	$(2,717)
Bakken Midstream	3	11	41	86
Corporate, Interest and Other	(945)	(111)	(1,210)	(377)
Net income (loss) from continuing operations	(4,892)	(1,813)	(6,132)	(3,008)
Discontinued operations	—	(8)	—	(48)
Net income (loss) attributable to Hess Corporation	$(4,892)	$(1,821)	$(6,132)	$(3,056)

Net income (loss) per common share (diluted) (a)	$(15.65)	$(6.43)	$(19.92)	$(10.78)

Adjusted Net Income (Loss) Attributable to Hess Corporation (b)
Exploration and Production	$(257)	$(328)	$(1,264)	$(866)
Bakken Midstream	24	11	62	86
Corporate, Interest and Other	(72)	(79)	(287)	(333)
Adjusted net income (loss) from continuing operations	(305)	(396)	(1,489)	(1,113)
Discontinued operations	—	—	—	—
Adjusted net income (loss) attributable to Hess Corporation	$(305)	$(396)	$(1,489)	$(1,113)

Adjusted net income (loss) per common share (diluted) (a)	$(1.01)	$(1.40)	$(4.94)	$(3.93)

Weighted average number of shares (diluted)	313.3	283.2	309.9	283.6
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends as applicable, divided by weighted average number of diluted shares.
(b)

Adjusted net income (loss) attributable to Hess Corporation excludes items affecting comparability summarized on page 6.  A reconciliation of net income (loss) attributable to Hess Corporation to adjusted net income (loss) attributable to Hess Corporation is provided on page 8.

Exploration and Production:

The Exploration and Production net loss in the fourth quarter of 2016 was $3,950 million compared to a net loss of $1,713 million in the fourth quarter of 2015.  On an adjusted basis, the fourth quarter of 2016 net loss was $257 million compared to $328 million in the prior-year quarter.

The Corporation’s average realized crude oil selling price was $45.97 per barrel in the fourth quarter of 2016, up 5 percent from $43.73 per barrel in the year-ago quarter, including the effect of hedging.  The average realized natural gas liquids selling price in the fourth quarter of 2016 was

$14.68 per barrel, up from $9.61 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.24 per mcf compared with $3.44 per mcf in the fourth quarter of 2015.

Excluding production from Libya and assets sold, pro forma net production in the fourth quarter of 2016 was 307,000 boepd, compared to 358,000 boepd in the fourth quarter of 2015.  Lower volumes were primarily due to a reduced drilling program across our portfolio, planned and unplanned downtime, and natural field declines.  Production in Libya resumed in the fourth quarter at a net rate of 4,000 boepd.

Oil and Gas Reserve Estimates:

Oil and gas proved reserves were 1,109 million barrels of oil equivalent (boe) at December 31, 2016, compared with 1,086 million boe at December 31, 2015.  Proved reserve additions and other technical revisions added 172 million boe in 2016, primarily relating to the Bakken, North Malay Basin in Malaysia, and the South Arne Field in Denmark.  Lower crude oil prices used for estimating proved reserves resulted in negative revisions of 29 million boe.  The net additions of 143 million boe, which are subject to final review, replaced approximately 119 percent of the Corporation’s 2016 production at a finding and development cost of approximately $13 per boe, and resulted in a year-end 2016 reserve life of 9.2 years.

Operational Highlights for the Fourth Quarter of 2016:

Bakken (Onshore U.S.):  Net production from the Bakken decreased approximately 13 percent to 95,000 boepd from the prior-year quarter due to constrained production operations in the quarter caused by severe winter weather and a reduced drilling program during 2016. The Corporation operated an average of two rigs and brought 21 gross operated wells on production in the fourth quarter of 2016, increasing the year-to-date total to 100 wells. Drilling and completion costs per operated well averaged $4.6 million in the fourth quarter of 2016, down 10 percent from the year-ago quarter, despite increasing our standard well design to a 50-stage completion from the previous 35-stage completion design used in the prior year.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 61,000 boepd compared to 73,000 boepd in the prior-year quarter, primarily as a result of unplanned well downtime due to subsurface valve failures at two fields and natural field declines.  At the Stampede project in the Gulf of Mexico (Hess operated - 25 percent), drilling operations and construction of production facilities continued on schedule with first production targeted for 2018.

North Malay Basin Full-field development (Offshore): At the North Malay Basin project, offshore Malaysia (Hess operated - 50 percent), we completed subsea tie-in work, hook-up and commissioning of the three wellhead platforms, and drilling operations continued.  First gas is projected for the third quarter of 2017.

Guyana (Offshore):  At the Stabroek Block (Hess 30 percent), operated by Esso Exploration and Production Guyana Limited, results from the Payara-1 well confirmed a second oil discovery on the block located approximately 10 miles (16 kilometers) northwest of  the world-class Liza oil discovery.  The well encountered more than 95 feet (29 meters) of high-quality, oil-bearing sandstone reservoirs and a production test is planned in the first quarter.  In 2017, the co-venture partners plan to appraise the Liza and Payara discoveries and continue to evaluate the resource potential on the broader Stabroek block with additional exploration drilling and seismic analysis planned.  We expect to be in a position to sanction the first phase of the Liza development in 2017.

Bakken Midstream:

The Corporation’s Bakken Midstream segment had net income of $3 million in the fourth quarter of 2016 compared to $11 million in the prior-year quarter.  Revenues were higher in the quarter primarily due to recognition of deferred minimum volume deficiency payments earned, partly offset by lower throughput volumes caused by severe weather conditions.  Fourth quarter results include a pre-tax charge of $67 million ($21 million after income taxes and noncontrolling interest) to impair older specification rail cars.  Excluding the rail car charge, adjusted fourth quarter 2016 net income was $24 million compared to $11 million in the prior-year quarter.

Capital and Exploratory Expenditures:

Exploration and Production capital and exploratory expenditures were $414 million in the fourth quarter of 2016, down 56 percent from $943 million in the prior-year quarter, reflecting our reduced work program in response to the low commodity price environment.  Full year 2017 E&P capital and exploratory expenditures are forecast to be $2.25 billion.

Bakken Midstream capital expenditures were $86 million in the fourth quarter of 2016 and $103 million in the year-ago quarter.  In 2017, Midstream capital expenditures are forecast to be $190 million, down from full year 2016 capital expenditures of $276 million due to the expected completion of the Hawkeye compressor station project in the first quarter.

In 2017, the Midstream segment will also include our interest in the Permian gas plant in West Texas and related CO2 assets, and additional water handling assets in North Dakota.  These assets are wholly owned by the Company and are not included in our Hess Infrastructure Partners joint venture.

Liquidity:

Net cash provided by operating activities was $326 million in the fourth quarter of 2016 and $623 million in the fourth quarter of 2015.  Net cash provided by operating activities before changes in operating assets and liabilities was $128 million in the fourth quarter of 2016, which reflects a reduction of approximately $200 million associated with cash-related charges in items affecting comparability of earnings and higher well workover costs.  In the fourth quarter of 2016, the Corporation used $625 million of cash to purchase and redeem notes to complete the previously announced debt refinancing that commenced in the third quarter.

The Corporation had cash and cash equivalents of $2,732 million and total debt, excluding the Bakken Midstream, of $6,073 million at December 31, 2016.  The Corporation’s debt to capitalization ratio was 30.4 percent and 24.4 percent at December 31, 2016 and 2015, respectively.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after‑tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(In millions)
Exploration and Production	$(3,693)	$(1,385)	$(3,699)	$(1,851)
Bakken Midstream	(21)	—	(21)	—
Corporate, Interest and Other	(873)	(32)	(923)	(44)
Discontinued operations	—	(8)	—	(48)
Total items affecting comparability of earnings between periods	$(4,587)	$(1,425)	$(4,643)	$(1,943)

Fourth quarter 2016 results include:

•	A noncash charge of $3,749 million (Exploration & Production: $2,920 million; Corporate, Interest and Other: $829 million) to establish valuation allowances against net deferred tax assets as of December 31, 2016, as required under accounting standards following a three-year cumulative loss.
•

An after-tax charge of $693 million ($938 million pre-tax) in Exploration and Production to fully impair the carrying value of our interests in blocks WA-390-P and WA-474-P (Hess 100 percent) offshore the North West Shelf of Australia following the decision to defer further development of the Equus natural gas fields.

•

Other after-tax charges of $145 million ($272 million pre-tax) related to exit costs for an offshore drilling rig, loss on debt extinguishment, impairment of rail cars (Bakken Midstream), severance and other charges.

Fourth quarter 2015 results include:

•

Noncash charges of $1,359 million in Exploration and Production, comprised of a goodwill impairment charge of $1,098 million and other charges totaling $261 million after income taxes ($404 million pre-tax) to write-off assets.

•	Corporate, Interest and Other results include after-tax charges of $41 million ($66 million pre-tax) for the Corporation’s estimated liability resulting from HOVENSA LLC’s bankruptcy settlement.

The following table summarizes the items affecting comparability of earnings between periods by line item in the income statement:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(In millions)

Other non-operating income/(loss), net	$—	$(74)	$27	$(35)
Cost of products sold	—	(39)	—	(39)
Operating costs and expenses	(128)	(30)	(164)	(51)
Exploration expenses, including dry holes and lease impairment	(946)	(275)	(1,029)	(518)
General and administrative expenses	(1)	(8)	(1)	(42)
Loss on debt extinguishment	(68)	—	(148)	—
Depreciation, depletion and amortization	—	(3)	—	(3)
Impairments	(67)	(1,231)	(67)	(1,616)
Total pre-tax items affecting comparability	(1,210)	(1,660)	(1,382)	(2,304)
Provision (benefit) for income taxes (a)	3,410	(243)	3,294	(409)
Discontinued operations, net of taxes	—	(8)	—	(48)
Noncontrolling interests	33	—	33	—
Total items affecting comparability of earnings between periods	$(4,587)	$(1,425)	$(4,643)	$(1,943)
(a)	Amounts include the tax effect associated with pre-tax items affecting comparability of earnings between periods.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(In millions)
Net income (loss) attributable to Hess Corporation	$(4,892)	$(1,821)	$(6,132)	$(3,056)
Less: Total items affecting comparability of earnings between periods	(4,587)	(1,425)	(4,643)	(1,943)
Adjusted net income (loss) attributable to Hess Corporation	$(305)	$(396)	$(1,489)	$(1,113)

The following table reconciles reported net cash provided by (used in) operating activities to cash provided by continuing operating activities before changes in operating assets and liabilities:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(In millions)
Cash provided by operating activities before changes in operating assets and liabilities	$128	$236	$842	$1,956
Changes in operating assets and liabilities	198	391	(47)	60
Cash provided by (used in) continuing operating activities	326	627	795	2,016
Cash used in discontinued operating activities	—	(4)	—	(35)
Net cash provided by (used in) operating activities	$326	$623	$795	$1,981

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by operating activities before changes in operating assets and liabilities” is defined as Cash provided by operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that net cash provided by operating activities before changes in operating assets and liabilities demonstrates the company’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss) as well as a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by operating activities before changes in operating assets and liabilities are provided in the release.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contact:

Michael Henson/Patrick Scanlan

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2016	2015	2016
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,388	$1,474	$1,177
Other, net	(2)	(87)	19
Total revenues and non-operating income	1,386	1,387	1,196

Costs and expenses
Cost of products sold (excluding items shown separately below)	375	304	222
Operating costs and expenses	568	512	421
Production and severance taxes	27	36	27
Exploration expenses, including dry holes and lease impairment	1,033	378	78
General and administrative expenses	105	140	106
Interest expense	84	86	84
Loss on debt extinguishment	68	—	80
Depreciation, depletion and amortization	768	983	811
Impairments	67	1,231	—
Total costs and expenses	3,095	3,670	1,829

Income (loss) from continuing operations before income taxes	(1,709)	(2,283)	(633)
Provision (benefit) for income taxes	3,189	(492)	(316)
Income (loss) from continuing operations	(4,898)	(1,791)	(317)

Income (loss) from discontinued operations, net of income taxes	—	(8)	—

Net income (loss)	(4,898)	(1,799)	(317)
Less: Net income (loss) attributable to noncontrolling interests	(6)	22	22
Net income (loss) attributable to Hess Corporation	(4,892)	(1,821)	(339)

Less: Preferred stock dividends	11	—	12
Net income (loss) applicable to Hess Corporation common stockholders	$(4,903)	$(1,821)	$(351)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2016	2015
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$4,762	$6,636
Other, net	82	(75)
Total revenues and non-operating income	4,844	6,561

Costs and expenses
Cost of products sold (excluding items shown separately below)	1,063	1,294
Operating costs and expenses	1,880	2,029
Production and severance taxes	101	146
Exploration expenses, including dry holes and lease impairment	1,442	881
General and administrative expenses	415	557
Interest expense	338	341
Loss on debt extinguishment	148	—
Depreciation, depletion and amortization	3,244	3,955
Impairments	67	1,616
Total costs and expenses	8,698	10,819

Income (loss) from continuing operations before income taxes	(3,854)	(4,258)
Provision (benefit) for income taxes	2,222	(1,299)
Income (loss) from continuing operations	(6,076)	(2,959)

Income (loss) from discontinued operations, net of income taxes	—	(48)

Net income (loss)	(6,076)	(3,007)
Less: Net income (loss) attributable to noncontrolling interests	56	49
Net income (loss) attributable to Hess Corporation	(6,132)	(3,056)

Less: Preferred stock dividends	41	—
Net income (loss) applicable to Hess Corporation common stockholders	$(6,173)	$(3,056)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	December 31,
	2016	2015
Balance Sheet Information

Cash and cash equivalents	$2,732	$2,716
Other current assets	1,544	1,688
Property, plant and equipment – net	23,595	26,352
Other long-term assets	750	3,401
Total assets	$28,621	$34,157

Current maturities of long-term debt	$112	$86
Other current liabilities	2,139	2,542
Long-term debt	6,694	6,506
Other long-term liabilities	4,085	4,622
Total equity excluding other comprehensive income (loss)	16,238	21,050
Accumulated other comprehensive income (loss)	(1,704)	(1,664)
Noncontrolling interests	1,057	1,015
Total liabilities and equity	$28,621	$34,157

	December 31,
	2016	2015
Total Debt

Hess	$6,073	$5,888
Bakken Midstream (a)	733	704
Hess Consolidated	$6,806	$6,592

(a)  Bakken Midstream debt is non-recourse to Hess Corporation.

	December 31,
	2016	2015
Debt to capitalization ratio

Hess Consolidated	30.4%	24.4%

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2016	2015	2016
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(4,898)	$(1,799)	$(317)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	4	(1)	—
Depreciation, depletion and amortization	768	983	811
Impairments	67	1,231	—
Loss from equity affiliates	—	15	—
Exploratory dry hole costs	830	230	16
Exploration lease and other impairment	111	43	9
Stock compensation expense	5	26	22
Provision (benefit) for deferred income taxes and other tax accruals	3,173	(500)	(312)
Loss on debt extinguishment	68	—	80
(Income) loss from discontinued operations, net of income taxes	—	8	—
Cash provided by operating activities before changes in operating assets and liabilities	128	236	309
Changes in operating assets and liabilities	198	391	23
Cash provided by (used in) continuing operating activities	326	627	332
Cash provided by (used in) discontinued operating activities	—	(4)	—
Net cash provided by (used in) operating activities	326	623	332

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(401)	(724)	(463)
Additions to property, plant and equipment - Bakken Midstream	(86)	(211)	(66)
Proceeds from asset sales	60	25	—
Other, net	3	—	3
Cash provided by (used in) continuing investing activities	(424)	(910)	(526)
Cash provided by (used in) discontinued investing activities	—	1	—
Net cash provided by (used in) investing activities	(424)	(909)	(526)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	57	110	6
Debt with maturities of greater than 90 days
Borrowings	—	—	1,496
Repayments	(649)	(16)	(771)
Cash dividends paid	(90)	(72)	(91)
Noncontrolling interests, net	(23)	(33)	—
Other, net	6	—	(12)
Cash provided by (used in) continuing financing activities	(699)	(11)	628
Cash provided by (used in) discontinued financing activities	—	—	—
Net cash provided by (used in) financing activities	(699)	(11)	628

Net Increase (Decrease) in Cash and Cash Equivalents	(797)	(297)	434
Cash and Cash Equivalents at Beginning of Period	3,529	3,013	3,095
Cash and Cash Equivalents at End of Period	$2,732	$2,716	$3,529

Additions to Property, plant and equipment included within Investing activities:
Capital expenditures incurred	$(409)	$(941)	$(471)
Increase (decrease) in related liabilities	(78)	6	(58)
Additions to property, plant and equipment	$(487)	$(935)	$(529)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2016	2015
Cash Flow Information

Cash flows From Operating Activities
Net income (loss)	$(6,076)	$(3,007)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	(23)	(51)
Depreciation, depletion and amortization	3,244	3,955
Impairments	67	1,616
Loss from equity affiliates	—	25
Exploratory dry hole costs	1,064	410
Exploration lease and other impairment	144	182
Stock compensation expense	74	97
Provision (benefit) for deferred income taxes and other tax accruals	2,200	(1,319)
Loss on debt extinguishment	148	—
(Income) loss from discontinued operations, net of income taxes	—	48
Cash provided by operating activities before changes in operating assets and liabilities	842	1,956
Changes in operating assets and liabilities	(47)	60
Cash provided by (used in) continuing operating activities	795	2,016
Cash provided by (used in) discontinued operating activities	—	(35)
Net cash provided by (used in) operating activities	795	1,981

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,979)	(3,956)
Additions to property, plant and equipment - Bakken Midstream	(272)	(365)
Proceeds from asset sales	140	50
Other, net	21	(44)
Cash provided by (used in) continuing investing activities	(2,090)	(4,315)
Cash provided by (used in) discontinued investing activities	—	109
Net cash provided by (used in) investing activities	(2,090)	(4,206)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	43	110
Debt with maturities of greater than 90 days
Borrowings	1,496	600
Repayments	(1,455)	(67)
Proceeds from issuance of preferred stock	557	—
Proceeds from issuance of common stock	1,087	—
Common stock acquired and retired	—	(142)
Cash dividends paid	(350)	(287)
Employee stock options exercised, including income tax benefits	—	12
Noncontrolling interests, net	(23)	2,296
Other, net	(44)	(25)
Cash provided by (used in) continuing financing activities	1,311	2,497
Cash provided by (used in) discontinued financing activities	—	—
Net cash provided by (used in) financing activities	1,311	2,497

Net Increase (Decrease) in Cash and Cash Equivalents	16	272
Cash and Cash Equivalents at Beginning of Year	2,716	2,444
Cash and Cash Equivalents at End of Year	$2,732	$2,716

Additions to Property, plant and equipment included within Investing activities:
Capital expenditures incurred	$(1,921)	$(4,049)
Increase (decrease) in related liabilities	(330)	(272)
Additions to property, plant and equipment	$(2,251)	$(4,321)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2016	2015	2016
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$99	$248	$126
Other Onshore	5	72	4
Total Onshore	104	320	130
Offshore	171	257	191
Total United States	275	577	321
Europe	2	43	1
Africa	3	2	4
Asia and other	134	321	109
E&P Capital and exploratory expenditures	$414	$943	$435

Total exploration expenses charged to income included above	$91	$105	$52

Bakken Midstream Capital expenditures	$86	$103	$88

		Year Ended December 31,
		2016	2015
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken		$429	$1,308
Other Onshore		53	332
Total Onshore		482	1,640
Offshore		735	923
Total United States		1,217	2,563
Europe		65	298
Africa		10	161
Asia and other		586	1,020
E&P Capital and exploratory expenditures		$1,878	$4,042

Total exploration expenses charged to income included above		$233	$289

Bakken Midstream Capital expenditures		$276	$296

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2016
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$943		$445		$1,388
Other, net	(8)		(3)		(11)
Total revenues and non-operating income	935		442		1,377

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	342		41		383
Operating costs and expenses	324		195		519
Production and severance taxes	26		1		27
Bakken Midstream tariffs	144		—		144
Exploration expenses, including dry holes and lease impairment	41		992		1,033
General and administrative expenses	56		2		58
Depreciation, depletion and amortization	475		261		736
Total costs and expenses	1,408		1,492		2,900

Results of operations before income taxes	(473)		(1,050)		(1,523)
Provision (benefit) for income taxes	969	(b)	1,458	(b)	2,427
Net income (loss) attributable to Hess Corporation	$(1,442)		$(2,508)		$(3,950)

	Fourth Quarter 2015
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$932		$542		$1,474
Other, net	(15)		(36)		(51)
Total revenues and non-operating income	917		506		1,423

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	342		(11)		331
Operating costs and expenses	199		244		443
Production and severance taxes	32		4		36
Bakken Midstream tariffs	114		—		114
Exploration expenses, including dry holes and lease impairment	84		294		378
General and administrative expenses	60		14		74
Depreciation, depletion and amortization	602		351		953
Impairments	601		630		1,231
Total costs and expenses	2,034		1,526		3,560

Results of operations before income taxes	(1,117)		(1,020)		(2,137)
Provision (benefit) for income taxes	(234)		(190)		(424)
Net income (loss) attributable to Hess Corporation	$(883)	(c)	$(830)	(c)	$(1,713)

(a)  Includes amounts charged from the Bakken Midstream.

(b)  Includes charges of $1,144 million (U.S.) and $1,776 million (International) to establish valuation allowances against net deferred tax assets.

(c)  After-tax realized net gains from crude oil hedging activities were $18 million (U.S.) and $37 million (International).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2016
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$791	$386	$1,177
Other, net	(5)	12	7
Total revenues and non-operating income	786	398	1,184

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	234	(5)	229
Operating costs and expenses	180	198	378
Production and severance taxes	24	3	27
Bakken Midstream tariffs	113	—	113
Exploration expenses, including dry holes and lease impairment	29	49	78
General and administrative expenses	57	4	61
Depreciation, depletion and amortization	522	262	784
Total costs and expenses	1,159	511	1,670

Results of operations before income taxes	(373)	(113)	(486)
Provision (benefit) for income taxes	(139)	(113)	(252)
Net income (loss) attributable to Hess Corporation	$(234)	$—	$(234)

(a)  Includes amounts charged from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31, 2016
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,085		$1,677		$4,762
Other, net	15		28		43
Total revenues and non-operating income	3,100		1,705		4,805

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	990		105		1,095
Operating costs and expenses	955		742		1,697
Production and severance taxes	94		7		101
Bakken Midstream tariffs	478		—		478
Exploration expenses, including dry holes and lease impairment	342		1,100		1,442
General and administrative expenses	218		17		235
Depreciation, depletion and amortization	2,031		1,101		3,132
Total costs and expenses	5,108		3,072		8,180

Results of operations before income taxes	(2,008)		(1,367)		(3,375)
Provision (benefit) for income taxes	386	(b)	1,202	(b)	1,588
Net income (loss) attributable to Hess Corporation	$(2,394)		$(2,569)		$(4,963)

	Year Ended December 31, 2015
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$4,150		$2,486		$6,636
Other, net	11		(41)		(30)
Total revenues and non-operating income	4,161		2,445		6,606

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	1,418		(9)		1,409
Operating costs and expenses	786		978		1,764
Production and severance taxes	138		8		146
Bakken Midstream tariffs	449		—		449
Exploration expenses, including dry holes and lease impairment	255		626		881
General and administrative expenses	262		55		317
Depreciation, depletion and amortization	2,361		1,491		3,852
Impairments	986		630		1,616
Total costs and expenses	6,655		3,779		10,434

Results of operations before income taxes	(2,494)		(1,334)		(3,828)
Provision (benefit) for income taxes	(574)		(537)		(1,111)
Net income (loss) attributable to Hess Corporation	$(1,920)	(c)	$(797)	(c)	$(2,717)

(a)  Includes amounts charged from the Bakken Midstream.

(b)  Includes charges of $1,144 million (U.S.) and $1,776 million (International) to establish valuation allowances against net deferred tax assets.

(c)  After-tax realized net gains from crude oil hedging activities were $30 million (U.S.) and $49 million (International).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2016	2015	2016
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	62	78	67
Other Onshore	8	11	9
Total Onshore	70	89	76
Offshore	45	52	46
Total United States	115	141	122

Europe	37	38	34
Africa (a) (b)	32	52	33
Asia	2	2	1
Total	186	233	190

Natural gas liquids - barrels
United States
Bakken	24	21	29
Other Onshore	10	12	11
Total Onshore	34	33	40
Offshore	5	6	4
Total United States	39	39	44

Europe	1	1	1
Total	40	40	45

Natural gas - mcf
United States
Bakken	52	60	66
Other Onshore	123	138	139
Total Onshore	175	198	205
Offshore	68	90	65
Total United States	243	288	270

Europe	45	48	41
Asia	224	235	161
Total	512	571	472

Barrels of oil equivalent	311	368	314

(a)  Production from Libya was 4,000 barrels of oil per day (bopd) in the fourth quarter of 2016.

(b)  The Corporation sold its Algerian operations on December 31, 2015, which had net production of 10,000 bopd in the fourth quarter of 2015.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Year Ended December 31,
	2016	2015
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	68	81
Other Onshore	9	10
Total Onshore	77	91
Offshore	45	56
Total United States	122	147
Europe	33	38
Africa (a) (b)	34	51
Asia	2	2
Total	191	238

Natural gas liquids - barrels
United States
Bakken	27	20
Other Onshore	11	12
Total Onshore	38	32
Offshore	5	6
Total United States	43	38
Europe	1	1
Total	44	39

Natural gas - mcf
United States
Bakken	61	64
Other Onshore	133	109
Total Onshore	194	173
Offshore	64	87
Total United States	258	260
Europe	43	43
Asia	222	282
Total	523	585

Barrels of oil equivalent	322	375

(a)  Production from Libya was 1,000 bopd for the year ended December 31, 2016.

(b)  The Corporation sold its Algerian operations on December 31, 2015, which had net production of 7,000 bopd in 2015.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2016	2015	2016
Sales Volumes Per Day (in thousands)

Crude oil - barrels	190	221	190
Natural gas liquids - barrels	40	41	45
Natural gas - mcf	512	572	472
Barrels of oil equivalent	315	357	314

Sales Volumes (in thousands)

Crude oil - barrels	17,432	20,316	17,528
Natural gas liquids - barrels	3,666	3,732	4,167
Natural gas - mcf	47,101	52,591	43,413
Barrels of oil equivalent	28,948	32,813	28,931

	Year Ended December 31,
	2016	2015
Sales Volumes Per Day (in thousands)

Crude oil - barrels	198	234
Natural gas liquids - barrels	44	39
Natural gas - mcf	523	584
Barrels of oil equivalent	329	371

Sales Volumes (in thousands)

Crude oil - barrels	72,462	85,344
Natural gas liquids - barrels	16,055	14,400
Natural gas - mcf	191,482	213,195
Barrels of oil equivalent	120,431	135,277

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2016	2015	2016
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$42.82	$40.48	$39.19
Offshore	44.73	37.88	39.55
Total United States	43.57	39.52	39.33
Europe	50.37	52.81	46.01
Africa	49.15	49.99	44.22
Asia	40.96	40.89	47.36
Worldwide	45.97	43.73	41.50

Crude oil - per barrel (excluding hedging)
United States
Onshore	$42.82	$36.93	$39.19
Offshore	44.73	37.88	39.55
Total United States	43.57	37.28	39.33
Europe	50.37	44.49	46.01
Africa	49.15	41.98	44.22
Asia	40.96	40.89	47.36
Worldwide	45.97	39.40	41.50

Natural gas liquids - per barrel
United States
Onshore	$13.70	$8.34	$8.48
Offshore	18.89	13.74	13.94
Total United States	14.38	9.13	9.00
Europe	25.05	22.19	17.68
Worldwide	14.68	9.61	9.23

Natural gas - per mcf
United States
Onshore	$1.99	$1.31	$1.49
Offshore	2.66	1.37	2.24
Total United States	2.18	1.33	1.67
Europe	3.75	5.55	3.74
Asia	4.30	5.60	5.66
Worldwide	3.24	3.44	3.20

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Year Ended December 31,
	2016	2015
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$36.92	$42.67
Offshore	37.47	46.21
Total United States	37.13	44.01
Europe	43.33	55.10
Africa	41.88	53.89
Asia	42.98	52.74
Worldwide	39.20	47.85

Crude oil - per barrel (excluding hedging)
United States
Onshore	$36.92	$41.22
Offshore	37.47	46.21
Total United States	37.13	43.11
Europe	43.33	52.37
Africa	41.88	51.57
Asia	42.98	52.74
Worldwide	39.20	46.37

Natural gas liquids - per barrel
United States
Onshore	$9.18	$9.18
Offshore	13.96	14.40
Total United States	9.71	10.02
Europe	19.48	24.59
Worldwide	9.95	10.52

Natural gas - per mcf
United States
Onshore	$1.48	$1.64
Offshore	1.99	2.03
Total United States	1.61	1.77
Europe	3.97	6.72
Asia	5.31	5.97
Worldwide	3.37	4.16

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

BAKKEN MIDSTREAM EARNINGS (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2016	2015	2016
Income Statement

Revenues and non-operating income
Total revenues and non-operating income	$152	$141	$120

Costs and expenses
Operating costs and expenses	49	69	43
General and administrative expenses	4	5	4
Depreciation, depletion and amortization	29	23	25
Impairments	67	—	—
Interest expense	5	4	4
Total costs and expenses	154	101	76

Results of operations before income taxes	(2)	40	44
Provision (benefit) for income taxes	1	7	9
Net income (loss)	(3)	33	35
Less: Net income attributable to noncontrolling interests	(6)	22	22
Net income (loss) attributable to Hess Corporation	$3	$11	$13

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2016	2015	2016
Bakken Midstream - Operating Volumes (in thousands)

Processing
Tioga gas plant – mcf of natural gas per day	179	186	196

Export
Terminal throughput – bopd (a)	59	62	51
Tioga rail terminal crude loading – bopd (b)	43	42	43
Rail services – bopd (c)	24	43	20

Pipelines
Oil gathering – bopd	54	50	58
Gas gathering – mcf of natural gas per day	197	198	208

(a)  Volume of crude oil received at the Ramburg truck facility and transported through the Tioga rail terminal or third party pipelines.

(b)  Volume of crude oil loaded to Hess Midstream and third party rail cars at the Tioga rail terminal.

(c)  Volume of crude oil transported by Hess Midstream rail cars from the Tioga rail terminal and third party terminals.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

BAKKEN MIDSTREAM EARNINGS (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2016	2015
Income Statement

Revenues and non-operating income
Total revenues and non-operating income	$510	$564

Costs and expenses
Operating costs and expenses	183	265
General and administrative expenses	17	14
Depreciation, depletion and amortization	102	88
Impairments	67	—
Interest expense	19	10
Total costs and expenses	388	377

Results of operations before income taxes	122	187
Provision (benefit) for income taxes	25	52
Net income (loss)	97	135
Less: Net income attributable to noncontrolling interests (a)	56	49
Net income (loss) attributable to Hess Corporation	$41	$86

(a)  On July 1, 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream segment.  Our partner’s 50 percent share of net income is presented as a noncontrolling interest charge in the Bakken Midstream income statements effective from the third quarter of 2015.

	Year Ended December 31,
	2016	2015
Bakken Midstream - Operating Volumes (in thousands)

Processing
Tioga gas plant – mcf of natural gas per day	188	194
Export
Terminal throughput – bopd (a)	59	73
Tioga rail terminal crude loading – bopd (b)	39	47
Rail services – bopd (c)	26	43
Pipelines
Oil gathering – bopd	57	39
Gas gathering – mcf of natural gas per day	202	214

(a)  Volume of crude oil received at the Ramburg truck facility and transported through the Tioga rail terminal or third party pipelines.

(b)  Volume of crude oil loaded to Hess Midstream and third party rail cars at the Tioga rail terminal.

(c)  Volume of crude oil transported by Hess Midstream rail cars from the Tioga rail terminal and third party terminals.